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                                                                     Exhibit 8.1

SUBSIDIARIES OF FRESH DEL MONTE PRODUCE INC.
AS OF 02/21/03

COMPANY NAME                                   PLACE/DATE OF INCORPORATION
------------                                   ---------------------------
Agencia Maritima de Costa Rica
   Amarco, S.A.                                Costa Rica         8/30/02

Agricola UAC Limitada                          Chile              9/10/84

Agricola Villa Alegre Acquisition Corp.        Cayman Islands     3/13/01

Agricola Villa Alegre Limitada                 Chile              06/26/86

Alcantara Shipping Corporation                 Cayman Islands     05/12/00

Alcazar Shipping Corporation                   Cayman Islands     11/16/99

Algeciras Shipping Corporation                 Cayman Islands     11/16/99

Alhambra Shipping Corporation                  Cayman Islands     01/12/98

Alicante Shipping Corporation                  Cayman Islands     11/16/99

Almeria Shipping Corporation                   Cayman Islands     12/29/95

Andalucia Shipping Corporation                 Cayman Islands     10/11/91

Bananera Maya, Sociedad Anonima                Guatemala          4/17/89

Bandebras - Bananas do Brasil Ltda.            Brazil             03/20/00

Brasprawn do Brasil Ltda.                      Brazil             06/26/01

Cadiz Shipping Corporation                     Cayman Islands     11/16/99

Cameroon Banana Company PLC (CAMBACO)          Cameroon           04/24/01

Cartorama, S.A.                                Ecuador            1992

Choice Farms, Inc.                             Delaware           11/14/91

Claverton Limited                              Hong Kong          11/10/89

Comercializadora Agricola
   Guatemalteca S.A. (Comaguasa)               Guatemala          04/23/91

Comercializadora Internacional
   Consultoria y  Servicios Bananeros
   S.A. - (Conserba or C.I. Conserba)          Colombia           12/15/92

Compania Agricola Diversificada,
   S.A. (Coagro)                               Guatemala          8/28/90

Compania de Desarrollo Bananero de
   Guatemala, S.A. (Bandegua)                  Guatemala          12/04/72
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Compania de Desarrollo Bananero del
   Ecuador S.A. (Bandecua)                     Ecuador            11/28/78

Compania Industrial Corrugadora
   Guatemala, S.A. (Corrugadora)               Guatemala          02/13/67

Congelados Del Monte S.A.                      Costa Rica         10/13/00

Cordoba Shipping Corporation                   Cayman Islands     01/26/93

Corporacion Bandeco C.R., S.A.                 Costa Rica         1991

Corporacion de Desarrollo
   Agricola Del Monte S.A.                     Costa Rica         11/18/67

Davao Agricultural Ventures
   Corporation (Davco)                         Philippines        6/26/81

Del Monte B.V.I. Limited                       British Virgin     10/05/89

Del Monte Fresh Distribution
   Brasil Ltda.                                Brazil             10/09/01

Del Monte Fresh Fruit
   Company Ltd. (Japan)                        Japan              10/28/88

Del Monte Fresh Fruit Far East B.V.            Netherlands        10/15/90

Del Monte Fresh Organics Brasil Ltda.          Brazil             12/19/00

Del Monte Fresh Packaged Produce
   (UK) Limited                                England & Wales    05/09/02

Del Monte Fresh Produce Acquisition
   (Chile) Corp.                               Cayman Islands     08/10/98

Del Monte Fresh Produce
   (Argentina) S.R.L.                          Argentina          06/25/98

Del Monte Fresh Produce (Asia-Pacific)
   Limited                                     Hong Kong          07/07/89

Del Monte Fresh Produce B.V.                   Netherlands        09/13/89

Del Monte Fresh Produce (Belgium) N.V.         Belgium            05/22/90

Del Monte Fresh Produce Brasil Ltda.           Brazil             05/27/93

Del Monte Fresh Produce (Cameroon) SARL        Cameroon           02/23/88

Del Monte Fresh Produce (Chile) S.A.           Chile              06/20/83

Del Monte Fresh Produce Company                Delaware           12/13/85

Del Monte Fresh Produce (Florida) Inc.         Florida            12/13/96

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Del Monte Fresh Produce (Germany) GmbH         Germany            05/29/01

Del Monte Fresh Produce (Hamburg) GmbH         Germany            08/27/02

Del Monte Fresh Produce (Hawaii) Inc.          Delaware           10/12/89

Del Monte Fresh Produce (HK) Limited           Hong Kong          04/02/97

Del Monte Fresh Produce (Holland) B.V.         Netherlands        03/01/51

Del Monte Fresh Produce Inc.                   California         02/04/27

Del Monte Fresh Produce International
Inc.                                           Liberia            04/17/89

Del Monte Fresh Produce Investment
(Chile) Corp.                                  Cayman Islands     08/10/98

Del Monte Fresh Produce (Korea) Ltd.           Korea              10/16/99

Del Monte Fresh Produce (Mexico)
S.A. de C.V.                                   Mexico             08/16/93

Del Monte Fresh Produce
Middle East) Corp.                             Cayman Islands     11/19/98

Del Monte Fresh Produce N.A., Inc.             Florida            12/15/52

Del Monte Fresh Produce (New Zealand)
Limited                                        New Zealand        03/24/99

Del Monte Fresh Produce (Panama) S.A.          Panama             01/29/98

Del Monte Fresh Produce (Peru) S.A.            Peru               03/23/99

Del Monte Fresh Produce
(Philippines), Inc.                            Philippines        10/17/89

Del Monte Fresh Produce
(South Africa) (Pty) Ltd.                      South Africa       02/24/98

Del Monte Fresh Produce (Southeast) Inc.       Delaware           08/07/98

Del Monte Fresh Produce (Southwest) Inc.       Arizona            11/17/92

Del Monte Fresh Produce (Spain) S.A.           Spain              09/18/00

Del Monte Fresh Produce (UK) Ltd.              England            08/23/89

Del Monte Fresh Produce (Uruguay) S.A.         Uruguay            06/25/82

Del Monte Fresh Produce
(West Coast), Inc.                             Delaware           03/08/89

Del Monte Fresh Trade Company
Brasil Ltda.                                   Brazil             12/04/00

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Del Monte Grupo Comercial S.A. de C.V.         Mexico             11/16/93

DMFP Investment (Uruguay) Corp.                Cayman Islands     09/14/98

DMFP (NZ) Limited                              New Zealand        09/14/99

El Genizaro S.A.                               Costa Rica         02/11/75

Envases Industriales de

Costa Rica S.A. (Envaco)                       Costa Rica         10/25/60

Expocenter, S.A.                               Uruguay            09/09/90

FDM Holdings Limited                           Cayman Islands     08/29/96

Fresh Del Monte Japan Company Ltd.             Japan              11/28/97

Fresh Del Monte Produce (Canada), Inc.         Delaware           09/15/97

Fresh Del Monte Produce Inc.                   Cayman Islands     08/29/96

Fresh Del Monte Produce N.V.                   Netherlands
                                               Antilles           10/7/92

Fresh Del Monte Ship Holdings Ltd.             Cayman Islands     09/03/98

Frigorifico Coquimbo S.A.                      Chile              05/08/84

Fruitrading Company Limited                    Liberia            01/05/99

Fruits.com, Inc.                               Florida            8/17/00

Frutas de Parrita S.A.                         Costa Rica         07/29/86

Fundacion Fruitcola Ltda.                      Chile              11/05/92

Giralda Shipping Corporation                   Cayman Islands     05/12/00

Global Reefer Carriers, Ltd.                   Liberia            06/21/93

Granada Shipping Corporation                   Cayman Islands     10/11/91

Hacienda Filadelfia S.A.                       Costa Rica         05/04/65

Harvest Standard, LLC                          Texas              06/01/99

Horn-Linie GmbH                                Germany

HS Produce Holdings, LLC                       Texas              06/02/99

International Produce Trading Ltd.             Liberia            10/02/92

International Resources Company                Cayman Islands     09/05/02

Key Airways, Inc.                              Delaware           06/10/99

Key Travel Services, Inc.                      Cayman Islands     06/11/98


                                       4
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Kunia Farms, Inc.                              Hawaii             05/31/94

Lerida Shipping Corporation                    Cayman Islands     06/11/98

Malaga Shipping Corporation                    Cayman Islands     07/16/97

Marbella Commercial Corporation                B.V.I.             07/16/97

Marbur Management Inc.                         Panama             01/07/86

Medina Shipping Corporation                    Cayman Islands     11/20/98

Melones de Costa Rica S.A.                     Costa Rica         06/18/87

Melones del Pacifico S.A.                      Costa Rica         07/19/88

MR Cuts, LP                                    Texas

National Poultry PLC                           Jordan             02/19/94

Network Shipping Ltd.                          Bermuda            04/05/90

Neveka B.V.                                    Netherlands        03/15/55

Oceanic Express Corp.                          Cayman Islands     04/19/01

Oceanic Shrimp do Brasil Ltda.                 Brazil             10/08/01

Pluto Shipping Corporation                     Liberia            12/12/75

Portuaria de Amatique, S.A. (Portama)          Guatemala          08/28/90

Productora y Exportadora de
Guatemala S.A.  (Prexa)                        Guatemala          04/23/91

Productos Especiales de Mexico,
S.A. de C.V.                                   Mexico             04/01/93

Segovia Shipping Corporation                   Cayman Islands     11/16/99
Servicios Logisticos del
Carmen, S.A. (Seldeca)                         Costa Rica         10/25/94

Sevilla Shipping Corporation                   Cayman Islands     03/09/93

SFV Florida LLC                                Delaware           02/01/02

SFV Fresh Cut, Inc.                            Texas              04/17/02

SFV Georgia, Inc.                              Delaware           11/16/97

SFV-AZ, LLC                                    Texas              11/13/98

SFV-Illinois Inc.                              Delaware           05/07/01

Sidonia Shipping Corporation                   Cayman Islands     09/28/00

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Sociedad Agricola La Capilla Limitada          Chile              06/11/86

Standard Fruit & Vegetable Co., Inc.           Texas              01/02/63

Standard Fruit & Vegetable of
  Arizona, Inc.                                Texas              09/23/98

Standard Fruit & Vegetable of
  Kansas City, Inc.                            Delaware           10/30/98

Texas Specialty Produce Investors, LLC         Texas              03/05/02

Toledo Shipping Corporation                    Cayman Islands     03/09/93

Tricont Carriers, Ltd.                         Cayman Islands     02/23/88

United Investment Company

Inmobiliaria S.A. ("UIC")                      Chile              01/18/84

United Plastic Corporation S.A.                Chile              06/26/86

UTC Inmobiliaria S.A.                          Chile              07/02/96

Valencia Shipping Corporation                  Cayman Islands     01/04/02

Wafer Limited                                  Gibraltar          06/09/89

Westeuropa-Amerika-Linien GmbH ("WAL")         Germany            03/17/52

Worldwide Recruiters, Inc.                     Florida            04/27/00

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